SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  ________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                       LASALLE PARTNERS INCORPORATED
           (Exact name of registrant as specified in its charter)

               Maryland                          36-4150422
         (State of incorporation of           (I.R.S. Employer
          organization)                        Identification No.)

                          200 East Randolph Drive
                          Chicago, Illinois 60601
                  (Address of principal executive offices)
                                 (zip code)

           If this Form relates to    If this Form relates to the
           the registration of a      registration of a class of
           class of debt securities   debt securities and is to
           and is effective upon      become effective
           filing pursuant to         simultaneously with the
           General Instruction        effectiveness of a
           A(c)(1) please check the   concurrent registration
           following box. [  ]        statement under the
                                      Securities Act of 1933
                                      pursuant to General
                                      Instruction A(c)(2), please
                                      check the following box.  [  ]

     Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class       Name of Each Exchange on Which
               to be so Registered       Each Class is to be Registered

             Common Stock, par value       New York Stock Exchange
                  $.01 per share


     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None


          Item 1.   Description of Registrant's Securities to be Registered.

               The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, par value $.01 per share, contained in the Prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-25741), as amended, is incorporated herein be reference.

          Item 2.   Exhibits.

               The securities to be registered are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to a Registration Statement on Form 8-A have been or will be duly filed with the NYSE (but are not filed with or incorporated by reference in copies of this Registration Statement filed with the Securities and Exchange Commission):

               1 Registrant's Registration Statement on Form S-1 (No. 333-25741), filed with the Securities and Exchange Commission on April 24, 1997, Amendment No. 1 thereto, filed on May 7, 1997 and Amendment No. 2 thereto, filed on June 23, 1997.

               4.1 Form of Articles of Amendment and Restatement of Registrant

               4.2  Form of Amended and Restated Bylaws of
                    Registrant

               5    Specimen of Registrant's Common Stock
                    Certificate


                                  SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              LASALLE PARTNERS INCORPORATED


                              By: /s/ William E. Sullivan
                                 -------------------------------
                                 Name:  William E. Sullivan
                                 Title: Executive Vice President


          Date:     June 27, 1997